UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TON Strategy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF THE 2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 24, 2025

October 3, 2025

Dear Fellow TON Strategy Company Stockholders:

It is my pleasure to invite you to the 2025 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of TON Strategy Company, a Nevada corporation (the “Company,” “us,” or “our”). The Annual Meeting will be held on October 24, 2025 at 8:00 a.m. Pacific Time virtually by means of remote communication. The Annual Meeting will be held in virtual-only format. You will be able to attend the Annual Meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/TONX2025AM and entering your 16-digit control number included in your proxy card or any additional voting instructions that accompanied your proxy materials.

The Annual Meeting is being held for the following purposes:

1.	To elect five directors to serve on our board of directors until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal;

2.	To hold a non-binding, advisory vote to approve the compensation of our named executive officers;

3.	To hold a non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
4.	To ratify the selection of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

5.	To transact such other business as may properly come before the Annual Meeting virtually, or any postponement or adjournment thereof.

Our board of directors recommends that you vote “FOR” the election of each of the five director nominees; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; “ONE YEAR” with respect to the non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and “FOR” the ratification of the selection of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Only stockholders of record as of the close of business on September 25, 2025 will be entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof. The accompanying Proxy Statement contains details concerning the foregoing items, as well as information on how to vote your shares. Other detailed information about our business and operations, including our audited financial statements, are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. We urge you to read and consider these documents carefully.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card enclosed with those materials.

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On behalf of the Board of Directors and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

Sincerely,

/s/ Manuel Stotz
Manuel Stotz
Executive Chairman

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TON STRATEGY COMPANY

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 24, 2025

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TON STRATEGY COMPANY

PROXY STATEMENT

FOR THE 2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 24, 2025

General Information

This Proxy Statement is solicited by the board of directors (our “Board”) of TON Strategy Company, a Nevada corporation (the “Company,” “us,” or “our”), for use at our 2025 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 24, 2025 at 8:00 a.m. Pacific Time, or at any adjournment or postponement thereof. The Annual Meeting will be held virtually by means of remote communication and can be accessed by visiting www.virtualshareholdermeeting.com//TONX2025AM, where you will be able to listen to the meeting live, submit questions and vote online by logging into the website listed above using the 16-digit control number included in your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts. The Annual Meeting will be held in virtual-only format. The Annual Meeting is being held for the purposes described herein.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 24, 2025

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) are also available on the Investor Relations section of our website at www.tonstrat.com under the “SEC Filings” tab or at www.proxyvote.com. The Annual Report, however, is not a part of the proxy solicitation material.

Questions and Answers About the Annual Meeting and Voting

How do I attend the Annual Meeting?

The Annual Meeting will be held solely by remote communication, in a virtual meeting format. Stockholders will be able to attend the Annual Meeting, vote their shares electronically and submit their questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/TONX2025AM and entering the 16-digit control number included in their proxy card or any additional voting instructions that accompanied the proxy materials. You will not be able to attend the Annual Meeting in person.

Who can vote at the Annual Meeting?

You can vote if, as of the close of business on September 25, 2025 (the “Record Date”), you were a stockholder of record of our common stock. On the Record Date, there were 59,987,137 shares of our common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to provide your proxy to ensure your vote is counted. Even if you vote by proxy, you may still vote if you are able to attend the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you do not direct your broker or other nominee how to vote your shares, the broker or other nominee will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items. A “broker non-vote” occurs when you do not instruct your broker or other nominee how to vote on “non-routine” items.

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Proposal 1 (the election of directors), Proposal 2 (the vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers), and Proposal 3 (the vote to approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers) are considered to be “non-routine” matters. Any shares held in “street name” through a broker or other nominee will not be voted on these proposals unless you affirmatively provide the nominee with instructions for how to vote. Accordingly, broker non-votes may result for these proposals.

Proposal 4 (the ratification of the selection of our independent registered public accounting firm) is considered to be a “routine” matter. Any shares held in “street name” through a broker or other nominee may be voted by the nominee on Proposal 4 even if you do not provide the nominee with instructions for how to vote. Accordingly, we do not expect any broker non-votes will result for this proposal.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you enter the 16-digit control number included in your proxy card or any additional voting instructions that accompanied the proxy materials. Please contact your broker or other nominee for additional information.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock that you owned as of the Record Date. There are no cumulative voting rights.

What is the quorum requirement?

One-third of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, either online or represented by proxy, in order for us to hold the Annual Meeting. This is referred to as a quorum. On the Record Date, there were 59,987,137 outstanding shares of our common stock entitled to vote. Thus, 19,995,713 shares of our common stock must be present at the Annual Meeting, either virtually or represented by proxy, to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement.

What proposals am I being asked to vote upon?

The Annual Meeting is being held for the following purposes:

1.	to elect five directors to serve on our Board until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal;
2.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers;
3.	to approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers; and
4.	to ratify the selection of Grassi & Co., CPAs, P.C. (“Grassi”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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A vote may also be held on any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof. However, as of the date of this Proxy Statement, we are not aware of any other business to be considered or acted upon at the Annual Meeting.

What are my voting choices for each of the items to be voted on at the Annual Meeting?

Proposal	Board Recommendation	Voting Choices	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1 – Election of five directors	“FOR” each nominee	● Vote “For All” of the nominees listed ● Vote “Withhold All” to withhold for all of the nominees listed ● Vote “For All Except” to vote for all nominees except the nominee(s) written	Plurality of the votes cast by the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting	No effect	No effect

2 – Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	“FOR”	● Vote “FOR” the approval of the compensation of our named executive officers ● Vote “AGAINST” the approval of the compensation of our named executive officers ● Abstain from voting on this proposal	A majority of the votes cast “FOR” this proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” this proposal	No effect	No effect

3 – Approval, on a non-binding, advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers	“ONE YEAR”	● Vote “ONE YEAR” to hold the vote annually ● Vote “TWO YEARS” to hold the vote every two years ● Vote “THREE YEARS” to hold the vote every three years ● Abstain from voting on this proposal	The frequency option receiving the most votes will be approved	No effect	No effect
4 – Ratification of the selection of Grassi as our independent registered public accounting firm	“FOR”	● Vote “FOR” this proposal ● Vote “AGAINST” this proposal ● Abstain from voting on this proposal	A majority of the votes cast “FOR” this proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” this proposal	No effect	No broker non-votes; brokers have discretion to vote

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How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

●	At the Annual Meeting. To vote at the Annual Meeting, attend the Annual Meeting virtually and follow the instructions described on the proxy card.

●	By Internet. To vote by proxy via the Internet, follow the instructions described on the proxy card.

●	By Telephone. To vote by proxy via telephone within the United States and Canada, use the toll-free number on the proxy card.

●	By Mail. If you requested printed proxy materials, to vote by mail, complete, sign, and date the proxy card and return it in the envelope provided.

You will need to enter your 16-digit control number (included in your proxy card) to vote your shares at the Annual Meeting, by Internet or by telephone.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy using one of the methods described above to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker or other nominee, you may vote using the following methods:

●	At the Annual Meeting. To vote at the Annual Meeting, you must enter the 16-digit control number included in your voting instructions or with your proxy materials. Follow the instructions from your broker or other nominee if you have questions about obtaining your control number.

●	By Internet. You may vote through the Internet if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

●	By Telephone. You may vote by telephone if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

●	By Mail. If you received a proxy card and voting instructions from the broker or other nominee holding your shares rather than from us, follow the instructions on the proxy card or voting instructions.

What if I am a stockholder of record and return a proxy card but do not make specific choices?

You should specify your choice for each matter on the proxy card. If you return a signed and dated proxy card without marking voting selections for the specific proposals, your shares will be voted:

●	“FOR” the election of the five director nominees;

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●	“FOR” the approval of the compensation of our named executive officers;

●	“ONE YEAR” for the frequency of the advisory votes to approve the compensation of our named executive officers; and

●	“FOR” the ratification of the selection of Grassi as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

In the event any other matters are properly presented at the Annual Meeting, or any postponement or adjournment thereof, the person named as proxy will vote in accordance with his or her discretion with respect to those matters.

What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?

If you fail to provide your broker with voting instructions before the Annual Meeting, your broker will be unable to vote on the non-routine matters. Your broker may use his or her discretion to cast a vote on any routine matter for which you did not provide voting instructions.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies by mail, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single copy of a proxy statement to those security holders.

A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from these stockholders. Once you have received notice from your broker, or from us, that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker and also notify us by sending your written request to: TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, Attention: Investor Relations or by calling Investor Relations at (855) 250-2300.

A stockholder who currently receives multiple copies of the Proxy Statement at its address and would like to request “householding” should also contact its broker and notify us using the contact information above.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting as discussed below.

If you are a stockholder of record, you may revoke your proxy by:

●	sending written notice of revocation to TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, Attention: Corporate Secretary, in time for it to be received before the Annual Meeting;

●	submitting a new proxy with a later date using any of the voting methods described above (subject to the deadlines for voting with respect to each method); or

●	voting at the Annual Meeting (provided that attending the meeting will not, by itself, revoke your proxy).

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If you are a beneficial owner of shares and have instructed your broker or other nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions or by attending the Annual Meeting and voting. However, you may not vote your shares at the Annual Meeting unless you enter the 16-digit control number included in your proxy card or any additional voting instructions that accompanied the proxy materials.

Who will count votes at the Annual Meeting?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will also determine the number of shares outstanding, the number of shares represented at the Annual Meeting, the existence of a quorum, and whether or not the proxies and ballots are valid and effective.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the date on which such results become final.

When are stockholder proposals for the 2026 annual meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement relating to the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Amended and Restated Bylaws (the “Bylaws”). Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in the Company’s proxy statement for presentation at the 2026 annual meeting of stockholders, stockholder proposals must be submitted in writing to TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, Attention: Corporate Secretary, on or before the close of business on June 5, 2026, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Any such proposal must meet the requirements of the Bylaws and all applicable laws and regulations.

Any stockholder who wishes to have a proposal considered at the 2026 annual meeting of stockholders, or to nominate a director for election at that meeting, but not submitted for inclusion in the proxy statement relating to that meeting, must give advance notice to us prior to the deadline for such meeting. Under the Bylaws, in order for a proposal or nomination to be timely, it must be received by us no earlier than 120 days prior to the anniversary date of the Annual Meeting, or June 26, 2026, and no later than 90 days prior to the anniversary of the Annual Meeting, or July 26, 2026. We will not consider any proposal or nomination that is not timely or that otherwise does not meet each of the requirements of the Bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of directors nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

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PROPOSAL 1 – ELECTION OF DIRECTORS

General

Stockholders are being asked to elect five directors, Manuel Stotz, Nicolas Cary, Rory J. Cutaia, Tucker Highfield and Evan Sohn, each to serve for a term ending at the next annual meeting of stockholders following the Annual Meeting, or until their respective successors have been duly elected and qualified, or until their respective earlier death, resignation or removal.

If any of the director nominees becomes unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, the person named as proxy will vote in accordance with his or her discretion for any substitute nominee proposed by our Board or, if no substitute is selected by our Board at the Annual Meeting, for a motion to reduce the authorized number of directors to the number of director nominees remaining available to serve.

Voting Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

INFORMATION ABOUT OUR BOARD, BOARD COMMITTEES AND GOVERNANCE

Board and Committee Composition

Currently, we have five directors with each director serving until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. All of the director nominees are existing directors.

The table below sets forth the names, ages as of the date of this Proxy Statement, and certain other information for each of the nominees for director at the Annual Meeting.

Name	Age	Position	Director Since	Independent	Audit Committee	Compensation Committee	Governance and Nominating Committee
Manuel Stotz	41	Executive Chairman	2025	-	-	-	-
Nicolas Cary	40	Director	2025	X	Chair	X	X
Rory J. Cutaia	69	Director	2014	-	-	-	-
Tucker Highfield	48	Director	2025	X	X	-	Chair
Evan Sohn	57	Director	2025	X	X	Chair	-

Business Experience

Below is a brief account of the business experience of each of our executive officers and director nominees.

Executive Officers

Veronika Kapustina, Chief Executive Officer

Veronika Kapustina, age 39, was appointed as our Chief Executive Officer of the Company in August 2025. Ms. Kapustina is the Founder and Advisor of Houghton Street Ventures LLP, an early-stage investment firm launched in partnership with the London School of Economics & Political Science, where she led the firm’s creation, team recruitment, and initial fund launch in September 2019. She has also served as an Advisor to the TON Foundation, from January to July 2025, providing strategic guidance on organizational restructuring, operational efficiency, and ecosystem stakeholder management. Previously, Ms. Kapustina was a Technology Investment Banker at Morgan Stanley from 2010 to 2017, in both the UK and U.S., where she executed over 40 transactions totaling $37 billion in value, including high-profile equity and debt raises and M&A transactions for leading technology companies. She has held directorships at several private companies, including VK Strategies Ltd and Reframe Venture Ltd (VentureESG), and served as a board member of ClearAccessIP LLC.

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Sarah Olsen, Chief Financial Officer and Chief Operating Officer

Sarah Olsen, age 39, was appointed as the Chief Financial Officer and Chief Operating Officer of the Company in August 2025. Ms. Olsen most recently served as Co-founder and Managing Partner of Europa Digital Assets Limited, where she led the firm’s alternative investment strategies focused on market-neutral, relative value, and derivative strategies across global cryptocurrency markets from 2022 to 2025. Prior to this, Ms. Olsen was the Global Head of Corporate Development for Onyx by J.P. Morgan, J.P. Morgan’s digital asset group, from 2020 to 2022, where she was responsible for strategic investments, partnerships, and product development in the blockchain and Web3 sectors. She has served as a director for several entities, including Europa Digital Assets Limited, Europa Opportunistic Master Fund, and Europa Opportunistic Offshore Fund. Earlier in her career, Ms. Olsen spent time in corporate and business development with digital asset exchange and custodian Gemini and marketing with asset management firm Apollo.

Director Nominees

Manuel Stotz, Executive Chairman

Manuel Stotz, age 41, was appointed to the Board as Executive Chairman in August 2025. Mr. Stotz is Founder and Chief Executive Officer of Kingsway Capital Partners Limited (“Kingsway Capital”), a UK Financial Conduct Authority-regulated investment fund based in London and founded in 2015. Mr. Stotz also recently served as President and Director of the TON Foundation from January 2025 to August 2025. He also serves or has served on the Boards of Directors of a number of private companies, including as director of digital asset lender Ledn SA. He served as director of Tio Tech A, a special purpose acquisition company, from April 2021 until May 2023. Prior to founding Kingsway Capital, Mr. Stotz was a Fund Manager at Taube Hodson Stonex Partners LLP from 2011 to 2015 and prior to that, an analyst at Goldmans Sachs Investment Partners where he started his investment career in 2008.

We believe Mr. Stotz is qualified to serve on our Board due to his extensive experience in financial markets and investing, his expertise in blockchain, digital asset markets, and emerging financial technologies and his deep knowledge of the TON ecosystem.

Nicolas Cary, Director

Nicolas Cary, age 40, was appointed to the Board in August 2025. Mr. Cary is the Co-Founder of cryptocurrency financial services company Blockchain.com and has served as Vice Chairman of Blockchain.com Group Holdings since Blockchain.com’s inception in 2013. Mr. Cary is also the Founder Commissioner of Blockchain Commission for Sustainable Development and the Co-Founder and Chairperson of the Board of SkysTheLimit.org, a digital platform for underrepresented entrepreneurs. Mr. Cary was a founding partner and manager of customer operations of PipelineCRM, a SaaS platform, from 2007 to 2013. Previously, he also taught English and participated in poverty reduction assessments in rural India.

We believe Mr. Cary is qualified to serve on our Board due to his executive leadership experience and expertise in the digital assets and technology sectors.

Rory J. Cutaia, Director

Rory J. Cutaia, age 69, has served as a member of the Board since 2014. Mr. Cutaia was the Founder of the Company and served as its Chairman & CEO from its inception in December 2012 until August 2025, and he currently serves as the Chief Executive Officer of our Global Digital Media Division. Prior to founding the Company, from 2006 to 2012, Mr. Cutaia was a General Partner and Entrepreneur-in-Residence at Corinthian Capital Group, a middle market private equity fund based in NYC. Prior to joining Corinthian, he pioneered the telecom interconnection and data center industry as Founder, Chairman & CEO of The Telx Group, Inc., a start-up he sold in 2006 for over $200 million. Before starting Telx, he practiced law at Shea & Gould, a prominent New York City law firm.

We believe Mr. Cutaia is qualified to serve on our Board due to his deep institutional knowledge and long experience with the Company, his experience building and scaling technology businesses and his extensive knowledge of the business and operations of our Global Digital Media Division.

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Tucker Highfield, Director

Tucker Highfield, age 48, was appointed to the Board in August 2025. Mr. Highfield has served as the Group Chief Financial Officer of Genesis Digital Assets, an industrial scale Bitcoin mining company, since June 2023. He previously served as Managing Director and Head of Asia Pacific Equity Capital Markets at Bank of America Merrill Lynch from August 2018 to March 2023. From 2013 to April 2018, Mr. Highfield was Head of Equity Syndicate, Asia Pacific, at Credit Suisse, responsible for the distribution, structuring, and pricing of equity transactions including IPOs, equity-linked transactions and private placements across the Asia region. Mr. Highfield previously held other roles in finance, including Head of Southeast Asia and Director in North Asia Equity Capital Markets for Credit Suisse First Boston.

We believe Mr. Highfield is qualified to serve on our Board due to his leadership experience in global capital markets, his experience as Chief Financial Officer of a leading Bitcoin mining company, and his deep knowledge of blockchain and digital assets.

Evan Sohn, Director

Evan Sohn, age 57, was appointed to the Board on August 7, 2025. Mr. Sohn has served as Chief Executive Officer at Aura Intelligence, the SaaS workforce analytics and insights platform, since 2023. He served as the Chief Executive Officer of Recruiter.com, a recruiting service platform, from July 2020 through June 2023 and currently serves as the Chairman of the Board of Directors of Recruiter.com’s successor Nixxy, Inc. (Nasdaq: NIXX), having joined the company’s board as Chairman in April 2019. Mr. Sohn previously served as Vice President of Sales at Veea Inc., a retail solution company, from April 2018 until July 2020. Prior to joining Veea Inc., from 2015 to 2018, Mr. Sohn served as the Vice President of Sales at Poynt Inc., a payments platform which was acquired by GoDaddy Inc. Prior to that, Mr. Sohn was the Vice President of Sales at VeriFone, Inc., a company designing, marketing, and servicing electronic payment systems. Mr. Sohn is also the co-founder and Vice President of the Sohn Conference Foundation, a non-for-profit dedicated to the treatment of childhood diseases.

We believe Mr. Sohn is qualified to serve on our Board due to his extensive experience in the technology and recruiting sectors as well as his executive leadership and public company board experience.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Agreements with Directors

None of our directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as such.

Meetings of our Board and its Committees

Our Board has a standing Audit Committee, Compensation Committee, and Governance and Nominating Committee. Our Board met five times, including telephonic meetings, during the fiscal year ended December 31, 2024. Mr. Cutaia attended 100% of our Board meetings in 2024, and did not serve on any committees of the Board in 2024.

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It is our policy that all of our directors are required to make a concerted and conscientious effort to attend our annual meeting of stockholders in each year during which that director serves as a member of our Board. All of our directors serving at the time attended our 2024 annual meeting of stockholders.

Audit Committee

The Audit Committee charter is available on the Investor Relations section of our website at www.tonstrat.com under the “Governance” tab.

The Audit Committee charter requires that each member of the committee meet the independence requirements of Nasdaq, and requires the committee to have at least one member that qualifies as an “audit committee financial expert.” Currently, Messrs. Cary (Chairperson), Sohn and Highfield serve on the Audit Committee and each meets the independence requirements of Nasdaq. In addition, Mr. Sohn qualifies as an “audit committee financial expert” under applicable SEC regulations.

In addition to the enumerated responsibilities of the Audit Committee in the charter, the primary function of the committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions.

The Audit Committee met five times during the fiscal year ended December 31, 2024.

Compensation Committee

The Compensation Committee charter is available on the Investor Relations section of our website at www.tonstrat.com under the “Governance” tab.

The Compensation Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Sohn (Chairperson) and Cary serve as members of the Compensation Committee and each meets the independence requirements of Nasdaq, qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

In addition to the enumerated responsibilities of the Compensation Committee in the charter, the primary function of the committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs. The Compensation Committee has the authority to form and delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or to one or more designated members of the Compensation Committee, as the Compensation Committee may deem appropriate in its sole discretion.

For the development of our compensation program, the Compensation Committee retained Compensation Advisory Partners LLC (“CAP”) during the year ended December 31, 2024. CAP provided the Committee with advisory services only with respect to executive and Board compensation. CAP reviewed the compensation paid to our executive officers and Board and compared our compensation with certain companies CAP identified as peer companies. The Committee’s recommendation and the Board’s approval of the 2024 compensation program was based on various factors, including, among others, recommendations made by CAP.

The Compensation Committee met six times during the fiscal year ended December 31, 2024.

Governance and Nominating Committee

The charter of the Governance and Nominating Committee is available on the Investor Relations section of our website at www.tonstrat.com under the “Governance” tab.

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The Governance and Nominating Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Highfield (Chairperson) and Cary serve as members of the Governance and Nominating Committee and each meets the independence requirements of Nasdaq.

In addition to the enumerated responsibilities of the Governance and Nominating Committee in the charter, the primary function of the committee is to determine the slate of director nominees for election to our Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, and to review our policies and programs that relate to matters of corporate responsibility.

The Governance and Nominating Committee met two times during the fiscal year ended December 31, 2024.

Nominations Process and Criteria

As of October 3, 2025, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our Board. Our Board does not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders. Our Board has determined it is in the best position to evaluate our requirements, as well as the qualifications of each candidate when it considers the recommendation of a director nominee. Accordingly, we do not currently have any minimum criteria for the election of director nominees, and we do not have any specific procedures for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

In recommending director nominees for appointment to our Board, the Governance and Nominating Committee actively reviews each candidate’s qualifications in light of the needs of the Board and the Company, considering the mix of director attributes, skills, and personal and professional experience.

Any stockholder wishing to propose that a person be nominated for or appointed to our Board may submit such a proposal to:

TON Strategy Company

3024 Sierra Juniper Court

Las Vegas, Nevada 89138

(855) 250-2300

Attention: Corporate Secretary

The Corporate Secretary will forward any such correspondence to the Chairperson of the Governance and Nominating Committee for review and consideration in accordance with the criteria described above and the requirements set forth in the Bylaws.

There were no fees paid or due to third parties in the fiscal year ended December 31, 2024 to identify or evaluate, or to assist in evaluating or identifying, potential director nominees.

Director Independence

Our Board is currently composed of five members. We have determined that the following three directors qualify as independent: Nicolas Cary, Evan Sohn and Tucker Highfield. In determining that Mr. Cary was independent, we considered that Mr. Cary is an employee and director of a cryptocurrency financial services company to which the Company has made payments for services. The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules.

Stockholder Communications with our Board

Stockholders and other parties interested in communicating directly with our Board, a committee thereof, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) to: TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, Attention: Corporate Secretary. The Corporate Secretary will forward all appropriate communications to the Chairperson of the Audit Committee.

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Investment in Human Capital

We believe our people are at the heart of our success and our customers’ success. We endeavor to not only attract and retain talented employees, but also to provide a challenging and rewarding environment to motivate and develop our valuable human capital. We look to our talented employees to lead and foster various initiatives that support our company culture including those related to diversity, equity and inclusion. In addition, we rely heavily on our talented team to execute our growth plans and achieve our long-term strategic objectives.

Compensation Committee Interlocks and Insider Participation

As of October 3, 2025, no member of the Compensation Committee is serving, and during the last completed fiscal year no member of the Compensation Committee has served, as an officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serves, or during the last completed fiscal has served, as a member of the board of directors or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on our Board or Compensation Committee. In addition, none of the Compensation Committee members had any relationship, or participated in any transaction, with our Company during the fiscal year ended December 31, 2024 that requires disclosure under SEC rules.

Code of Ethics

In 2014, our Board approved and adopted a code of ethics and business conduct for directors, senior officers, and employees, or code of ethics, that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The code of ethics is available on the Investor Relations section of our website at www.tonstrat.com.

The code of ethics addresses conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; full, fair, accurate, timely and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior.

To the extent required by law, any amendments to or waivers of any provision of the code of ethics will be promptly disclosed publicly on our website.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by its directors, officers, employees and independent contractors that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of the policy was filed as an exhibit to our Annual Report.

Directors, executive officers, employees and other related persons may not buy, sell or engage in other transactions in the Company’s shares while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they became aware of as a result of business dealings between the Company and those companies; or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions for a limited group of Company employees (including executives and directors) to defined window periods that follow the Company’s quarterly earnings releases.

Hedging Policy

Our insider trading policy includes an anti-hedging provision that prohibits directors, officers and employees from directly or indirectly engaging in hedging or monetization transactions or similar arrangements with respect to Company securities. The objective of this policy is to enhance alignment between the interests of our directors, officers and employees and those of our stockholders.

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Policies and Practices related to the Grant of Certain Equity Awards

We do not have a formal policy, program or plan that requires us to or pursuant to which we award options or other equity or equity-based compensation on specific dates. Additionally, our insider trading policy prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

In the year ended December 31, 2024, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed material nonpublic information.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

One of the Board’s key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and Chief Executive Officer should be separated or combined. The Board believes that our stockholders are best served when the Board has flexibility to consider the relevant facts and circumstances to ensure that the Board leadership structure best reflects the needs of the Company at that time. Currently, the Board believes that having a separate Chairperson and Chief Executive Officer serves the interests of the Company and its stockholders well. Our Board believes that this structure encourages open dialogue and competing views, which promotes strong checks and balances. If in the future the Board, after considering facts and circumstances at that time, appoints the Chief Executive Officer as Chairperson of the Board, we will promptly publicly disclose the appointment.

Role of our Board in Risk Oversight

Our Board is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and assessing the steps management has taken to monitor, control, and report such risks to the Audit Committee. Such risks include risks relating to execution of our growth strategy, the effects of the economy and general financial condition and outlook, our ability to expand our client base, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, security of information systems and data, integration of new information systems, credit risk, product liability, and costs of reliance on external advisors. The Audit Committee then reports such risks as appropriate to our Board, which then initiates discussions with appropriate members of our senior management if, after discussion of such risks, our Board determines that such risks raise questions or concerns about the status of operational risks then facing us.

Our Board relies on the Compensation Committee to address significant risk exposures that we may face with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession, and benefit costs, and, when appropriate, reports these risks to the full Board.

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Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2024 (in thousands):

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)		Total ($)
James P. Geiskopf	467	160	(2)	-	(4)	627

Kenneth S. Cragun	75	80	(3)	-	(5)	155

Edmund C. Moy	56	-		80	(6)	136

(1)	Rory J. Cutaia, former Chairperson of the Board, Chief Executive Officer, President, and Secretary during the fiscal year ending December 31, 2024, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the section entitled “Executive Compensation – Summary Compensation Table” in this Proxy Statement. Each of the listed directors in the table resigned from our Board on August 7, 2025.

(2)	Represents a grant of restricted stock units (“RSUs”) on November 8, 2024, with an aggregate fair market value of $160 payable in 16,310 shares of our common stock. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value. As of December 31, 2024, Mr. Geiskopf had RSUs for 16,310 shares of our common stock outstanding.

(3)	Represents a grant of RSUs on November 8, 2024, with an aggregate fair market value of $80 payable in 8,155 shares of our common stock. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value. As of December 31, 2024, Mr. Cragun had RSUs for 8,155 shares of our common stock outstanding.

(4)	As of December 31, 2024, Mr. Geiskopf had stock options for 858 shares of our common stock outstanding.

(5)	As of December 31, 2024, Mr. Cragun had stock options for 438 shares of our common stock outstanding.

(6)	Represents a grant of stock options on November 8, 2024, totaling 9,019 shares of our common stock valued at $8.847 per option, which was valued using the Black-Scholes option methodology. As of December 31, 2024, Mr. Moy had stock options for 9,949 shares of our common stock outstanding.

Narrative Discussion of Director Compensation

The annual board fee payable in cash for our Lead Independent Director for 2024 was $240 and for the other independent directors was $75. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our Board may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director. Unvested RSUs and options held by the below directors accelerated per their terms in August 2025.

James P. Geiskopf

Mr. Geiskopf earned cash compensation for his services to us in the amount of $467 and $175 for the fiscal years ending December 31, 2024 and 2023, respectively.

On November 8, 2024, we granted Mr. Geiskopf RSUs with an aggregate fair market value of $160 payable in 16,310 shares of our common stock. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value.

On April 2, 2024, we paid Mr. Geiskopf a performance bonus of $250.

Kenneth S. Cragun

Mr. Cragun earned total cash compensation for his services to us in the amount of $75 and $75 for the fiscal years ending December 31, 2024 and 2023, respectively.

On November 8, 2024, we granted Mr. Cragun RSUs with an aggregate fair market value of $80 payable in 8,155 shares of our common stock. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value.

Edmund C. Moy

Mr. Moy earned total cash compensation for his services to us in the amount of $56 and $0 for the fiscal years ending December 31, 2024 and 2023, respectively.

On November 8, 2024, the Company granted Mr. Moy 9,019 stock options with an exercise price of $9.81 per share. The fair value per option of $8.847 was determined using the Black-Scholes option methodology.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, our Board is providing the stockholders of the Company with an advisory vote to approve the compensation of its named executive officers. This advisory vote is commonly known as stockholder “say-on-pay”.

Please review the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules. We believe the salaries and other compensation of the named executive officers are reasonable and necessary to attract and maintain competent personnel to manage the Company in a responsible and profitable manner.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this Proxy Statement with a vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

While this vote is non-binding, our Board and the Compensation Committee, which is comprised of independent directors, will give the results of this vote careful consideration when setting policy and making decisions regarding the salaries and other compensation arrangements for the named executive officers of the Company.

Voting Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Our Board, pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, is providing the stockholders of the Company a non-binding, advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers of the Company. This advisory vote allows the stockholders to decide how often they would prefer to vote on the say-on-pay provisions as described above. The choice of votes for this proposal will be one, two or three years or abstention from voting. SEC rules require this vote to be held at least once every six years. We currently hold the say-on-pay vote every three years.

Our Board has closely reviewed the voting options available and has concluded that the advisory vote on this proposal would best be held every year so that our stockholders may express their views on our executive compensation program annually and so that our Compensation Committee can regularly consider input from stockholders as part of its broader review of our executive compensation program. As this vote is advisory in nature, our Board will carefully weigh the outcome of the vote when making its final decision as to how often to establish the voting policy.

Voting Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4 – RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

It is the responsibility of the Audit Committee to select and retain our independent registered public accounting firm. The Audit Committee has appointed Grassi & Co. CPAs, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Although stockholder ratification of the selection of our independent registered public accounting firm is not required by the Bylaws or applicable law, we are submitting the selection for ratification so our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm.

Weinberg & Company, P.A. (“Weinberg”) was previously the independent registered public accounting firm for the Company. Effective on April 18, 2023, the Audit Committee approved the engagement of Grassi as the Company’s new independent registered public accounting firm commencing for its quarter ending March 31, 2023 and its fiscal year ending December 31, 2023. The Company dismissed Weinberg as the Company’s independent registered public accounting firm of such date. The dismissal of Weinberg was approved by the Audit Committee on April 17, 2023.

During the two fiscal years ended December 31, 2022, and the subsequent interim period through April 18, 2023, there was no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such fiscal years. Also, during this same period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Weinberg’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022, and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each report contained an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2022 and 2021 and through April 18, 2023, the Company did not consult with Grassi regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

At least one representative of Grassi is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

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Audit Fees and Services

The following table sets forth the fees billed to us for the year ended December 31, 2024 and 2023 for professional services rendered by our independent registered public accounting firm, Grassi (in thousands):

Fees	2024	2023
Audit Fees	$231	$257
Audit-Related Fees	30	31
Tax Fees	51	51
All Other Fees	-	-
Total Fees	$312	$339

For purposes of the preceding table, the professional fees are classified as follows:

●	Audit Fees – These are fees performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to form an opinion on our financial statements.
●	Audit-Related Fees – These are fees for expenses by the independent auditors that are associated with the audit, but don’t fall within the above-described category. Fees for auditor consents for registration filings are included within this category.
●	Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax group, except those services related to the audit of our financial statements.
●	All Other Fees – These are fees for other permissible work, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, and for other permissible work performed that does not meet the above-described categories.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures to oversee the external audit process and pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved our Board or the Audit Committee, as applicable, before the respective services were rendered.

Voting Recommendation

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRASSI AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing our audited financial statements with management, discussing with our independent registered public accounting firm information relating to its judgments about the quality of our accounting principles, recommending to our Board that we include the audited financial statements in the Annual Report on Form 10-K, and overseeing compliance with the SEC requirements for disclosure of our independent registered public accounting firm’s services.

Review of Audited Financial Statements

The Audit Committee reviewed our financial statements for the fiscal year ended December 31, 2024, as audited by Grassi, our independent registered public accounting firm, and discussed these financial statements with management. In addition, the Audit Committee has discussed with Grassi the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Furthermore, the Audit Committee has received the written disclosures and the letter from Grassi required by applicable requirements of the Public Company Accounting Board regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Grassi its independence.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Annual Report on Form 10-K for such fiscal year.

Audit Committee
Nicolas Cary (Chairperson)
Evan Sohn
Tucker Highfield

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table and discussion below present compensation information for the following named executive officers (“NEOs”) as of December 31, 2024 and 2023, reflecting the value of stock awards on the date of grant (in thousands):

●	Rory J. Cutaia, our former Chairperson of the Board, President and Chief Executive Officer; and
●	Bill J. Rivard, our former interim Chief Financial Officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation ($)	Total ($)
Rory J. Cutaia(3)	2024	490	(5)	740	(5)	500	(1)(6)	-		-	1,730	(8)
	2023	459	(14)	-	(7)	31	(1)(14)	486	(13)	-	976	(8)

Bill J. Rivard(4)	2024	225	(9)	29	(9)	225	(1)(10)	-		-	479	(11)
	2023	192	(14)	3	(15)	111	(1)(12)(14)	-		-	306	(11)

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our common stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.

(2)	For valuation assumptions on stock option awards, refer to Note 2, “Summary of Significant Accounting Policies and Supplemental Disclosures,” in the notes to our audited consolidated financial statements for the year ended December 31, 2024 in the Annual Report. The disclosed amounts reflect the fair value of the stock option awards that were granted during fiscal years ended December 31, 2024 and 2023 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718.

(3)	Mr. Cutaia was appointed as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on October 16, 2014. Mr. Cutaia resigned as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on August 7, 2025, but remains an employee of the Company as Chief Executive Officer of our Global Digital Media Division and a member of the Board.

(4)	Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023. Mr. Rivard resigned as interim Chief Financial Officer on August 7, 2025, but remains an employee of the Company as Chief Financial Officer of our Global Digital Media Division.

(5)	Mr. Cutaia was paid an annual salary of $490 and earned a performance bonus of $740 during the year ended December 31, 2024.

(6)	Represents a grant of 50,968 RSUs on November 8, 2024 with a fair market value of $9.78 per RSU.

(7)	Due to the Company’s cost savings plan, Mr. Cutaia was not paid his annual incentive target bonus of $490 for 2023.

(8)	As of December 31, 2024 and 2023, Mr. Cutaia had accrued but unpaid compensation equal to $490 and $648, respectively.

(9)	Mr. Rivard was paid an annual salary of $225 and earned a performance bonus of $29 during the year ended December 31, 2024.

(10)	Represents a grant of 22,936 RSUs on November 8, 2024 with a fair market value of $9.78 per RSU.

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(11)	As of December 31, 2024 and 2023, Mr. Rivard had accrued but unpaid compensation equal to $25 and $0, respectively.

(12)	Represents a grant of 685 RSUs on September 28, 2023 with a fair market value of $146.00 per RSU.

(13)	On June 21, 2023, the Company granted 1,802 incentive stock options and 743 non-qualified stock options with a fair value of $191.00 per option.

(14)	On November 17, 2022, certain executive officers and directors agreed to accept a 25% reduction in cash compensation over a four-month period commencing December 1, 2022 in exchange for equity award grants. The cost reduction plan was extended in March 2023 to April 2023 resulting in the issuance of 138 and 51 RSUs to Mr. Cutaia and Mr. Rivard, respectively.

(15)	Represents a discretionary bonus of $3 paid in December 2023.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table. Unless otherwise specified, all dollar amounts in this section are in thousands.

Rory J. Cutaia

On January 1, 2024, we entered into an executive employment agreement with Mr. Cutaia. The employment agreement is for a four-year term and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $490, which is not subject to reduction during the initial term, but is subject to annual reviews and increases, if and as approved in the sole discretion of our Board, after it has received and reviewed advice from the Compensation Committee (who could utilize the services of its outside compensation consultants, as it determined under the circumstances). In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our Board, after it has received and reviewed advice from the Compensation Committee (who could utilize the services of its outside compensation consultants, as it determined under the circumstances). We are required to make annual equity grants to Mr. Cutaia as determined by our Board, after it has received and reviewed advice from the Compensation Committee (who could utilize the services of its outside compensation consultants, as it determined under the circumstances). Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching. Mr. Cutaia’s employment agreement remains in effect and he remains an employee of the Company as Chief Executive Officer of our Global Digital Media Division. In August 2025, Mr. Cutaia was granted 150,000 fully vested RSUs with a grant date fair value of $1,427 in connection with the expansion and extension of his non-compete.

Mr. Cutaia earned total cash compensation for his services to us in the amount of $490 and $459 for the fiscal years ending December 31, 2024 and 2023, respectively. The lower amount in fiscal 2023 includes a 25% reduction in the cash compensation component over a four-month period starting December 1, 2022.

On November 8, 2024, we granted Mr. Cutaia RSUs with an aggregate fair market value of $500, payable in 50,968 shares of our common stock. The RSUs vest over a four-year period. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value.

On April 5, 2024, we paid Mr. Cutaia a performance bonus of $250 and on December 31, 2024, Mr. Cutaia was awarded his annual incentive bonus of $490.

On June 21, 2023, we granted Mr. Cutaia RSUs with an aggregate fair market value of $31, payable in 138 shares of our common stock. The RSUs vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $222.00 and was used to calculate fair market value.

On June 21, 2023 we granted Mr. Cutaia stock options with an aggregate fair market value of $486, valued using the Black-Scholes option methodology, payable in 2,545 shares of our common stock. The stock options are subject to a four-year vesting period, with 25% of the award vesting on each of the first, second, third, and fourth anniversaries from the grant date. The fair value per option of $191.00 was valued using the Black-Scholes option methodology.

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As of December 31, 2024 and 2023, Mr. Cutaia had accrued but unpaid compensation equal to $490 and $648, respectively.

Bill J. Rivard

Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023. Mr. Rivard earned cash compensation for his services to us in the amount of $225 and $195 for the fiscal years ending December 31, 2024 and 2023, respectively.

During the year ended December 31, 2024, Mr. Rivard was paid a discretionary bonus of $4 and on December 31, 2024, was awarded an annual incentive bonus of $25.

On November 8, 2024, we granted Mr. Rivard RSUs with an aggregate fair market value of $225, payable in 22,936 shares of our common stock. The RSUs vest over a four-year period. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $9.78 and was used to calculate fair market value.

On September 28, 2023, we granted Mr. Rivard RSUs with an aggregate fair market value of $100, payable in 685 shares of our common stock. The RSUs are subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries from the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $146.00 and was used to calculate fair market value.

On June 21, 2023, we granted Mr. Rivard RSUs with an aggregate fair market value of $11, payable in 51 shares of our common stock. The RSUs vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $222.00 and was used to calculate fair market value.

In fiscal 2023, Mr. Rivard received an incentive bonus of $3 which was paid in cash.

As of December 31, 2024 and 2023, Mr. Rivard had accrued but unpaid compensation equal to $25 and $0, respectively.

Resignation, Retirement, Other Termination, or Change-of-Control Arrangements

Cutaia Employment Agreement

Pursuant to Mr. Cutaia’s employment agreement, Mr. Cutaia is entitled to the following severance package in the event he is “discharged without cause,” there is a “termination for good reason,” or he is “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested restricted stock awards or other awards would immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the employment agreement, “discharge without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the employment agreement, “termination for good reason” means the voluntary termination of the employment agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the employment agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the employment agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairman of the Board; or (C) is involuntarily removed from our board of directors; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the employment agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period. Mr. Cutaia agreed in August 2025 to modify the constructive termination provisions by not invoking any rights arising by reason of a “discharge without cause” or “termination for good reason” until at least February 2026 in connection with a grant of 250,000 fully vested RSUs with a grant date fair value of $2.4 million.

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Corporate Action, Change of Control, and Extraordinary Performance Agreement

On October 31, 2024, the Company entered into Corporate Action, Change of Control, and Extraordinary Performance Agreements (the “Agreements”) with Mr. Cutaia and Mr. Geiskopf (the “Awardees”), pursuant to which the Company agreed to grant the Awardees fully vested RSUs, with each such RSU representing the right to be issued one share of common stock, in connection with the occurrence of certain future triggering events (“Triggering Events”) or satisfaction of certain Revenue Milestones as described below. The Company had entered into the Agreements in light of (i) the Company’s shares trading at a price resulting in a market cap significantly less than the Company’s net cash position, (ii) the Board of Directors’ determination that the Company was vulnerable to hostile takeover action and that any such action was not in the best interests of its stockholders, (iii) the absence of poison pill type provisions, and (iv) that due to previous reverse stock splits and other capital markets activities, the Company’s management and board members owned an insignificant number of shares and as such would have been ineffective in voting such shares to thwart any hostile takeover actions.

The Triggering Events included, among other things, provisions that in the event of a Corporate Transaction or Change of Control, each as defined in the Agreements, on or prior to December 31, 2025, the Awardee would have been entitled to 80,000 fully vested RSUs for each Measurement Date (as defined in the Agreements and described below) that could not be reached due to the Corporate Transaction or Change of Control. The Agreements also provided for such an award in the event of termination without Cause (as defined in the Agreements), death, or Disability (also as defined in the Agreements) or, for Mr. Cutaia, termination for good reason (as defined in Mr. Cutaia’s employment agreement and described above), in each case on or prior to December 31, 2025.

For the purposes of the Agreements, “Corporate Transaction” was defined to mean any person or Group (as defined in the Agreements) acquiring an ownership of Shares (or other voting securities of the Company then outstanding) of the Company possessing 13% or more of the total voting power of the Shares (or other voting securities then outstanding) of the Company where such person or Group is required to file a Schedule 13D (for greater than 5% ownership with intent to influence) with the SEC within 10 days of such acquisition.

In addition, “Change of Control” was defined to mean and include each of the following:

i. any one person, or group of owners of another corporation who, acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of Shares of the Company that, together with the Shares held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Shares of the Company (or other voting securities of the Company then outstanding). However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Shares (or other voting securities of the Company then outstanding) before this transfer of the Company’s Shares (or other voting securities of the Company then outstanding), the acquisition of additional Shares (or other voting securities of the Company then outstanding) by the same person or Group shall not be considered to cause a Change of Control of the Company; or

ii. any one person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of Shares (or other voting securities of the Company then outstanding) of the Company possessing thirty percent (30%) or more of the total voting power of the Shares (or other voting securities then outstanding) of the Company where such person or Group is not merely acquiring additional control of the Company; or

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iii. a majority of members of the Company’s Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Company’s Board; or

iv. any one person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or Group) all or substantially all of the assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Pursuant to the Agreements, the Company also agreed to grant the Awardees fully vested RSUs based on the achievement of extraordinary performance-based quarterly revenue milestones as determined by the Board (the “Revenue Milestones”), as measured on specific dates: December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025 (each a “Measurement Date”), and provided that the applicable Awardee had provided continuous services through the achievement of such milestones. Pursuant to the Agreement, each Awardee was entitled to receive between 40,000 and 80,000 RSU’s upon achieving the following Revenue Milestones: (i) between $500,000 and $900,000 as of December 31, 2024; (ii) between $1.1 million and $1.5 million as of March 31, 2025; (iii) between $1.7 million and $2.1 million as of June 30, 2025; (iv) between $2.3 million and $2.7 million as of September 30, 2025; and (v) $2.9 million and $3.3 million as of December 31, 2025. The achievement of each of the applicable quarterly Revenue Milestones on each Measurement Date was to be reasonably determined by the Company’s Board of Directors.

On July 31, 2025, each Awardee was granted 160,000 fully vested RSUs under the Agreements, constituting the balance of the RSUs contemplated under each Agreement.

Incentive Plan and Equity Awards

In the event of a “Termination of Employment” (as defined in our 2019 Stock and Incentive Compensation Plan, as amended (the “Incentive Plan”)), unless otherwise provided in the grant agreement, or a “Change of Control” (as defined in the Incentive Plan), unless otherwise determined by the administrator of the Incentive Plan, stock options, RSUs, and other awards granted under the Incentive Plan are subject to vesting or other treatment in accordance with the terms of the Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, certain information concerning outstanding RSU awards as of December 31, 2024 (in thousands). Market value was determined using the closing price of our common stock on December 31, 2024, which was $6.54.

Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Final vest date
Rory J. Cutaia	10	1	January 4, 2025(1)
	26	1	January 20, 2026(1)
	50,968	333	November 8, 2028(1)

Bill J. Rivard	514	3	September 28, 2027(1)
	22,936	150	November 8, 2028(1)

(1)	25% vesting on the first, second, third, and fourth anniversaries from the grant date, which in each case is four years prior to the final vest date. Unvested RSUs accelerated per their terms in August 2025.

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The following table sets forth, for each named executive officer, certain information concerning outstanding option awards as of December 31, 2024 (in thousands).

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date
Rory J. Cutaia(3)	30	-	1,760.00	November 16, 2027(2)
	450	1,352	220.00	June 20, 2028(1)
	186	558	220.00	June 20, 2028(1)

Bill J. Rivard(4)	14	5	14,400.00	November 16, 2026(1)

(1)	25% vesting on the first, second, third, and fourth anniversaries from the grant date, which in each case is five years prior to the option expiration date. Unvested options accelerated per their terms in August 2025.

(2)	All options have fully vested.

PAY VERSUS PERFORMANCE

Pay vs. Performance

The following table sets forth compensation information for our chief executive officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2024, 2023 and 2022.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (Loss)
2024	$1,730	$1,502	$479	$386	$19.00	$(10,329)
2023	$976	$340	$429	$312	$2.62	$(21,994)
2022	$1,058	$501	$670	$409	$13.23	$(37,437)

(1)

For each year shown, the CEO was Rory J. Cutaia. For 2024, the non-CEO NEO was Bill J. Rivard. For 2023, the non-CEO NEOs were Bill J. Rivard and Salman H. Khan. For 2022, the non-CEO NEO was Salman H. Khan.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Cutaia during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.

(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2024, 2023 and 2022.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2024, 2023 and 2022, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.

(5)	Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year.

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To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to CEO
2024	$1,730	$500	$(167)	$(54)	$-	$(7)	$1,502
2023	$976	$517	$(398)	$(185)	$(26)	$(27)	$340
2022	$1,058	$578	$(431)	$(62)	$56	$(120)	$501

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non- CEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs
2024	$479	$225	$(75)	$(14)	$-	$(4)	$386
2023	$429	$127	$(76)	$(6)	$(23)	$(12)	$312
2022	$670	$400	$(269)	$-	$8	$-	$409

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table

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Relationship between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2024 decreased by 98% compared to (a) an increase in “compensation actually paid” to our CEO from $340 in 2023 to $1,502 in 2024 and (b) an increase in “compensation actually paid” to our non-CEO NEOs from $312 in 2023 to $386 in 2024. In addition, our net loss during the two-year period ended December 31, 2024 decreased by 53%, from $21,994 in 2023 to $10,329 in 2024 compared to the aforementioned changes in “compensation actually paid” to our CEO and non-CEO NEOs.

Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2023 decreased by 100% compared to (a) a decrease in “compensation actually paid” to our CEO from $501 in 2022 to $340 in 2023 and (b) a decrease in average “compensation actually paid” to our non-CEO NEOs from $409 in 2022 to $312 in 2023. In addition, our net loss during the two-year period ended December 31, 2023 decreased by 41%, from $37,437 in 2022 to $21,994 in 2023 compared to the aforementioned changes in “compensation actually paid” to our CEO and non-CEO NEOs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 25, 2025, certain information with respect to the beneficial ownership of our voting stock by (i) each of our current directors and director nominees, (ii) each of our named executive officers, (iii) our directors, director nominees and current executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock issuable upon exercise of options or warrants or settlement of RSUs or that may become issuable within 60 days of September 25, 2025, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Directors and Named Executive Officers
Manuel Stotz	Common	12,021,720	(4)	20.0%
Nicolas Cary	Common	-		*
Rory J. Cutaia	Common	890,300	(5)	1.5%
Tucker Highfield	Common	-		*
Evan Sohn	Common	2,629		*
Bill J. Rivard	Common	57,850		*
All directors and current executive officers as a group (7 persons)	Common	12,914,649		21.6%
Other 5% Beneficial Owners
Kingsway Capital Limited Partners	Common	12,021,720	(4)	20.0%
Vy Capital Management Company Limited	Common	6,125,821	(6)	10.2%
TOMS Capital Investment Management LP	Common	4,153,522	(7)	6.9%

*	Less than 1%.

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(1)	Messrs. Stotz, Cary, Cutaia, Highfield and Sohn are current directors. Messrs. Cutaia and Rivard are our named executive officers. Mses. Kapustina and Olsen are our current executive officers.

(2)	Unless otherwise indicated, the address of each beneficial owner listed in the table above is: c/o TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138.

(3)	Percentage of common stock is based on 59,987,137 shares of our common stock outstanding as of September 25, 2025.

(4)	This number excludes shares of common stock underlying a pre-funded warrant to purchase 401,133 shares of our common stock held directly by Kingsway Frontier Consumer Opportunities (FCO4) Growth Fund IV Ltd (“FCO4”) because the warrant prohibits exercise to the extent that Kingsway Capital and Mr. Stotz would beneficially own more than 19.99% of the outstanding shares of common stock immediately after exercise. Kingsway Capital serves as the investment manager to each of Kingsway Fund - Frontier Consumer Franchises (1,051,525 shares), FC02 Digital Ltd (2,797,608 shares), FCO4 (2,227,678 shares), SP12 Digital Ltd (333,144 shares), SP13 Digital Ltd (3,690,399 shares), SP14 Digital Ltd – Share Class A1/M1 (1,088,039 shares), SP14 Digital Ltd – Share Class A2/M2 (349,700 shares), and SP15 Digital Ltd (483,627 shares) (collectively, the “Funds”), together holding 12,021,720 shares of our outstanding common stock. Kingsway Capital and Mr. Stotz, as Chief Executive Officer of Kingsway Capital, have sole voting and dispositive power with respect to the common stock and therefore may be deemed to be the beneficial owner of all of the common stock held by the Funds. All information regarding Kingsway Capital and its affiliates is based on a Schedule 13D/A filed with the SEC on August 18, 2025 by the Funds and our Registration Statement on Form S-3 filed on September 5, 2025 (the “Registration Statement”). The business address of Kingsway Capital is c/o Manuel Stotz, Smithson Tower, 25 St James’s Street, London, X0, SW1A 1HA.

(5)	Consists of (i) 887,686 shares of common stock held directly by Mr. Cutaia, (ii) 30 shares of common stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), (iii) 7 shares of common stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership), (iv) 1 share of common stock held jointly by Mr. Cutaia and his spouse, and (v) 2,576 shares of common stock underlying stock options exercisable within 60 days of September 25, 2025. This amount excludes 12,146 shares of common stock underlying restricted stock units that will not vest within 60 days of September 25, 2025.

(6)	Consists of 3,497,009 shares of common stock held directly by Vy Fund II, L.P. (“Vy Fund II”) and 2,628,812 shares of common stock held directly by Vy Fund III, L.P. (“Vy Fund III”). Vy GP Fund II Limited, general partner of Vy Fund II, Vy Capital Management Company Limited (“Vy Capital”), manager of Vy Fund II, and Katja Lake, sole stockholder of Vy GP Fund II Limited, have voting and investment control of the shares of common stock held by Vy Fund II. Vy GP Fund II Limited, Vy Capital and Ms. Lake may be deemed to be the beneficial owners of such shares of common stock, but disclaim any beneficial ownership of the shares of common stock held by Vy Fund II. Vy GP Fund III Limited, general partner of Vy Fund III, Vy Capital, manager of Vy Fund III, and Alexander Tamas and John Hering, each a beneficial owner of Vy GP Fund III Limited, have voting and investment control of the shares of common stock held by Vy Fund III. Vy GP Fund III Limited, Vy Capital, Mr. Tamas and Mr. Hering may be deemed to be the beneficial owners of such shares of common stock, but disclaim any beneficial ownership of the shares of common stock held by Vy Fund III. The address of Vy Capital is Office No. 902, Level 9, South Tower, EFT, DIFC, P.O. Box: 506950, Dubai, United Arab Emirates. All information herein is as of September 5, 2025 and based on information provided to the Company by Vy Fund II and Vy Fund III and disclosed in the Registration Statement.

(7)	TOMS Capital Investment Management LP (“TCIM”), as the investment manager to TCIM Dublin Fund I (174,585 shares of common stock), TCIM Master Fund Ltd. (1,448,365 shares of common stock), TCIM Opportunities I Ltd. (335,913 shares of common stock) and certain managed accounts (an aggregate of 2,194,659 shares of common stock), has voting and investment control over the shares of common stock. TCIM Management GP LLC (“TCIM GP”) is the General Partner of TCIM, and Noam Gottesman is the managing member of TCIM GP. Each of TCIM and TCIM GP have established a management board, to which responsibility has been delegated for all aspects of the management and operation of TCIM and TCIM GP. Each of the foregoing (other than TCIM) disclaims beneficial ownership of these securities. The address of TCIM is 450 West 14th Street, 13th Floor, New York, NY 10014. All information herein is as of September 5, 2025 and based on information provided to the Company by TCIM and disclosed in the Registration Statement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

If we contemplate entering into any transaction with a related party, regardless of the amount involved, the terms of such transaction are required to be presented to our Board or Audit Committee for approval in advance of the transaction. Any director, officer or employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to our Board. Our Board must then either approve or reject the transaction and may only approve the transaction if it determines, based on all of the information presented, that the related party transaction is not inconsistent with the best interests of the Company and its stockholders.

Related Party Transactions

All historical share and per-share amounts reflected throughout this section have been adjusted to reflect reverse stock splits implemented on April 18, 2023 and October 9, 2024.

Notes Payable to Related Parties

Unless otherwise specified, all dollar amounts in the table below and corresponding footnotes are in thousands except per share amounts and par values. The Company has the following outstanding notes payable to related parties on December 31, 2024 and 2023:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Aggregate Amount Outstanding Since January 1, 2022	Amount Outstanding as of December 31, 2024	Interest Paid Since January 1, 2024	Interest Paid Since January 1, 2023
Note 1(1)	December 1, 2015	April 1, 2023	12.0%	$1,249	$879	$-	$-	$154
Note 2(2)	April 4, 2016	June 4, 2021	12.0%	343	48	-	-	8
Total notes payable – related parties					$927	$-	$-	$162

(1)	On December 1, 2015, we issued a convertible note payable to Mr. Cutaia in the principal amount of $1,249 to consolidate all loans and advances made by Mr. Cutaia to us as of that date. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on February 8, 2021. 30% of the original principal amount of the note, or $375, was converted to common stock in 2018, while the remaining balance of $825 was not initially convertible.

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In February 2021, Mr. Cutaia and the Company amended the note to extend the maturity date from February 8, 2021 to February 8, 2023. In exchange for the extension, the Company issued Mr. Cutaia warrants to purchase 17 shares of common stock with a grant date fair value of $287. The warrants were fully vested upon issuance, are exercisable at $20,880.00 per share, and have a term of three years. There were no other changes to the original terms of the note.

On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $8,240.00, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. On October 12, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $879.

As of December 31, 2024, the outstanding balance of the note was $0.

(2)	On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the principal amount of $343 to consolidate all loans and advances made by Mr. Cutaia to us during the period December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on June 4, 2021. 30% of the original principal amount of the note, or $103, was converted to common stock in 2018, while the remaining balance of $240 was not initially convertible.

On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $8,240.00, which was the closing price of the common stock on the amendment date. On the same date, $200 of the principal amount of the note was converted into 24 shares of common stock at the fixed conversion price. On September 20, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $48.

As of December 31, 2024, the outstanding balance of the note was $0.

Series B Preferred Stock

On February 17, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Mr. Cutaia, pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), to Mr. Cutaia for $5,000.00 in cash. The sale closed on February 17, 2023.

The Certificate of Designation provided that the holder of the Series B Preferred Stock would have 87,500 votes (700,000,000 on a pre-reverse stock split basis) and would vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock and to increase the number of authorized shares of common stock of the Company. The Series B Preferred Stock would be voted, without action by the holder, on any such proposal in the same proportion, both For and Against, as shares of the common stock are voted. The Series B Preferred Stock otherwise had no voting rights except as otherwise required by the Nevada Revised Statutes.

The outstanding share of Series B Preferred Stock was to be redeemed in whole, but not in part, at any time (i) if such redemption was ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Articles of Incorporation implementing a reverse stock split and the increase in authorized shares of common stock of the Company. On April 20, 2023, the Company redeemed the Series B Preferred Stock for $5,000.00 in cash.

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Private Placement

On August 7, 2025, the Company sold in a private placement 57,425,254 shares of the Company’s common stock, at a price per share of $9.51, and 1,276,863 pre-funded warrants to purchase shares of common stock, at a purchase price per warrant of $9.5099, to certain investors (the “PIPE Financing”). The Company received gross proceeds of approximately $558 million, including payments in U.S. dollars, stablecoin, and Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain, in connection with the PIPE Financing.

As a result of the PIPE Financing, each of Kingsway Capital, which is controlled by Manuel Stotz, the Company’s Executive Chairman, Vy Capital, and TOMS Capital Investment Management LP (“TCIM”) (each, a “PIPE Subscriber”) became beneficial owners of more than 5% of our outstanding common stock. In the PIPE Financing, entities for which Kingsway Capital serves as the investment manager acquired an aggregate of 12,021,720 shares of common stock and a pre-funded warrant to purchase 401,133 shares of common stock for an aggregate purchase price of $118.1 million, which was satisfied by payment in U.S. dollars and Toncoin of $U.S.35 million and 25 million Toncoin (of which 16 million was restricted), entities associated with Vy Capital acquired an aggregate of 6,125,821 shares of common stock for an aggregate purchase price of $58.3 million, which was satisfied by payment in U.S. dollars and Toncoin of $U.S.25 million and 10 million Toncoin, and entities for which TCIM serves as the investment manager acquired an aggregate of 4,153,522 shares of common stock for approximately $39.5 million in U.S. dollars. The Company registered these shares for resale and is required to use its commercially reasonable efforts to keep the resale registration statement effective until the earlier of (a) the date the PIPE Subscriber ceases to hold any registrable securities, (b) the date all registrable securities held by the PIPE Subscriber may be sold without restriction under Rule 144, and (c) three years from the effective date of the registration statement. The shares acquired by entities affiliated with Kingsway Capital, other than 1,051,525 shares acquired by Kingsway Frontier Consumer Franchises, and Vy Capital in the PIPE Financing are subject to lockup agreements pursuant to which none of the shares may be sold or otherwise disposed of for 180 days after the date of the subscription agreement for the PIPE Financing, and no more than 50% may be sold or otherwise disposed of for 365 days after the date of the subscription agreement, subject to customary exceptions, and none of the shares issued as consideration for Kingsway Capital’s restricted Toncoin may be sold or disposed of while the Toncoin is ineligible for transfer, which exceeds 12 months in some cases.

Advisory Services Agreement

On August 7, 2025, the Company entered into an advisory services agreement (the “Advisory Services Agreement”) with Kingsway Capital, pursuant to which Kingsway Capital provides advisory and consulting services to the Company with respect to the Company’s TON treasury strategy. In consideration for these services, the Company paid to Kingsway Capital a one-time set-up fee of $3.0 million in cash and is required to pay, in Toncoin or cash (upon mutual agreement of Kingsway Capital and the Company), an annual advisory fee equal to 2.0% of the Company’s market capitalization (calculated based upon the Company’s equity ownership on a fully diluted, as converted basis), payable in arrears, in 12 monthly installments with such market capitalization calculated as of the last day of each calendar month. The Company will also reimburse Kingsway Capital for such reasonable fees and expenses incurred in connection with the services rendered under the Advisory Services Agreement. As of September 30, 2025, approximately $1.25 million has been paid to Kingsway Capital under the Advisory Services Agreement in addition to the set-up fee. The Advisory Services Agreement has a 20-year term and successive one-year renewal periods upon the mutual agreement of Kingsway Capital and the Company, unless earlier terminated.

J. Geiskopf and B. Rivard Arrangements

Former director James P. Geiskopf is currently employed as President of our Global Digital Media Division and has an annual salary of $275,000. In addition, in August 2025, he received a fully vested RSU award with a grant date fair value of $3.8 million in connection with agreeing to a four-year non-compete. Former interim chief financial officer Bill J. Rivard is currently employed as Chief Financial Officer of our Global Digital Media Division and has an annual salary of $225,000.

2024 ANNUAL REPORT ON FORM 10-K

Copies of our proxy materials, including this Proxy Statement and the Annual Report are available online at www.proxyvote.com. The Annual Report, however, is not part of this proxy solicitation material.

Any person who was our stockholder on the Record Date (including any beneficial owner of shares) may request a copy of the Annual Report, and it will be furnished without charge upon receipt of a written request. Requests should be directed to TON Strategy Company, 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, Attention: Investor Relations, or by calling Investor Relations at (855) 250-2300. In addition, copies of this Proxy Statement, the Annual Report, and all other documents filed electronically by us, may be reviewed on the SEC’s website at: www.sec.gov.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TONX2025AM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80113-P38901

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TON STRATEGY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. To elect the following five director nominees to serve on our board of directors until their respective successors are duly elected and qualified, or until their respective earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Manuel Stotz
02) Nicolas Cary
03) Rory J. Cutaia
04) Tucker Highfield
05) Evan Sohn

	For	Against	Abstain
2. Non-binding, advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V80114-P38901

TON STRATEGY COMPANY
Annual Meeting of Stockholders
October 24, 2025 at 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors of Ton Strategy Company

The undersigned stockholder(s) hereby appoint(s) Manuel Stotz and Veronika Kapustina, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of TON STRATEGY COMPANY that the undersigned stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on October 24, 2025, at www.virtualshareholdermeeting.com/TONX2025AM, and any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" PROPOSALS 1, 2, 4 AND "ONE YEAR" FOR PROPOSAL 3. TO THE EXTENT OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER (SEE ABOVE).

Continued and to be signed on reverse side